Rule 424(b)(3)
Registration Statement No. 333-100340
Pricing Supplement No. 19
Dated March 10, 2003
(To Prospectus dated December 31, 2002 and
Prospectus Supplement dated January 24, 2003)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,500,000,000
Medium-Term Notes, Series O
DESIGNATION (check one):
Regular Floating Rate Note _X_
Floating Rate/Fixed Rate Note __
Inverse Floating Rate Note __
PRINCIPAL AMOUNT:							$50,000,000.00
ISSUE PRICE:							$50,000,000.00
NET PROCEEDS TO THE COMPANY:					$49,925,000.00
CUSIP:								45974VZE1
SETTLEMENT DATE:							03/13/03
STATED MATURITY:							04/08/04
INTEREST RATE BASIS OR BASES:					PRIME
INITIAL INTEREST RATE:						1.68%
INTEREST PAYMENT DATES:						3/8, 6/8, 9/8, 12/8
INTEREST RATE RESET PERIOD:					Daily
INTEREST RATE RESET DATES:					1 bus. day prior
INDEX MATURITY:							N/A
SPREAD:								-257 bps
SPREAD MULTIPLIER:						N/A
MAXIMUM INTEREST RATE:						N/A
MINIMUM INTEREST RATE:						N/A
OVERDUE RATE:							N/A
REDEEMABLE BY THE COMPANY ON OR AFTER:			N/A
OPTIONAL REPAYMENT DATE:					N/A
FIXED RATE COMMENCEMENT DATE:					N/A
FIXED INTEREST RATE:						N/A
REPURCHASE PRICE:							N/A
OPTIONAL RESET DATES:						N/A
EXTENSION PERIODS:						N/A
FINAL MATURITY:							04/08/04
DESIGNATED LIBOR PAGE (check one):
LIBOR Reuters ____
LIBOR Telerate ____
DESIGNATED CMT TELERATE PAGE (for CMT Notes only):
DESIGNATED CMT MATURITY INDEX (for CMT Notes only):
TYPE OF NOTE (check one):
Book-Entry Note __X__
Certificated Note ____
OTHER PROVISIONS: